Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement to Form S-1/Amendment No. 9 of our audit report dated April 21, 2023, with respect to the combined balance sheets of LeeWay Services, Inc. as of December 31, 2022 and 2021, and the related combined statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Spokane, Washington

April 24, 2023